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Exhibit 10.24-      Employment Agreement with William J. Mercurio


                             EMPLOYMENT AGREEMENT


     Agreement dated this 30th day of June, 1995, by and between Able Telcom Holding Corp., a Florida corporation, with its address at 8875 Hidden River Parkway, Tampa, Florida 33637 ("Employer"), and William J. Mercurio, 12268 Channel Drive, North Palm Beach, Florida 33408 ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer is engaged in the telephone and telecommunication installation and service, and the manufacture sale and installation of highway signs and traffic control products;
     WHEREAS, Employer desires to employ Employee as the President and Chief Executive Officer of Employer;
     WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer;
     WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:
     1. EMPLOYMENT; DUTIES. Employer hereby employs Employee as the President and Chief Executive Officer of Employer. Subject at all times to the direction of the Board of Directors of Employer, Employee shall be in charge of the overall business operations of Employer and the performance of such services and duties as the Board of Directors shall determine. However, the duties and responsibilities assigned to the Employee during the term of employment shall be substantially similar in type and character to those ordinarily assigned to and performed by persons employed as President and Chief Executive Officer by corporations carrying on a business similar to Employer.
     Employer agrees that if a substantial variance of duties and responsibilities as defined above occurs (including reduced authority or substantial interference), this contract can be terminated by Employee and the severance arrangement as described in paragraph 6 shall apply.
     Employee may also serve as an officer and director of Employer's subsidiaries and shall be elected

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to the Board of Directors of Employer and its subsidiaries. (Prior to his election to the Board of Directors, Employer shall have in effect officers and directors liability insurance).
     2. Full-Time Employment. Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote substantially all of his business
time, attention and energies to the business of Employer.   Employee may
however, devote a reasonable portion of his time to civic, charitable and business activities. Employer acknowledges that Employee is currently a shareholder of Parkes & Mercurio, P.A.
     3. RELOCATION. Employer shall immediately commence with preparations to move its corporate headquarters to a location acceptable to Employee in central or northern Palm Beach County, Florida. It is anticipated that such relocation shall occur no later than August 1, 1995.
     4. TERM. The effective date of this Agreement is June 29, 1995. The full-time employment date is June 29, 1995. Upon execution of this Agreement, the present President and Chief Executive Officer shall resign and Employee will commence the performance of duties described hereunder (President, Chief Executive Officer and Director). During any interim period (between the Agreement date and the employment date), Employee will spend as much time as practical in this regard. Compensation shall be based on the Agreement terms on a pro-rata basis.
         Employee's employment hereunder shall be for a term of three (3) years to commence on the date hereof and end three (3) years from date (initial term). This Agreement shall be extended for an additional year after the initial term of three (3) years unless Employee gives ninety (90) days prior written notice to the Employer that Employee elects to have the Agreement terminate effective at the end of the initial term. Said three year plus the one year option shall hereafter be referred to as the contract period. If Employer violates a major provision of this Agreement, Employee may terminate this Agreement and receive the remainder of the base salary due under the Agreement. In addition, all unexercised stock options shall be accelerated.
     5. TERMINATION FOR CAUSE. Not withstanding any other provision of this Agreement, Employee may be terminated on thirty (30) days notice without further benefits or compensation for any of the following reasons: (a) misuse, misappropriation or embezzlement of any Employer property or funds; (b) intentional failure to perform duties required to be performed under the terms of this Agreement; (c) conviction of a felony; (d) breach of any material provision of this Agreement.
     6. TERMINATION WITHOUT CAUSE. Termination without cause can only be effected by an action by the board of directors representing a majority of the members approving such termination. In the event of termination without cause, the Employee will be paid the remainder of the base salary due under the contract and all unexercised stock options shall be accelerated.

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     7. COMPENSATION.  As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:
        (i) Base Salary. Employer during the term hereof shall pay Employee a base salary at the rate of Two Hundred Thousand Dollars ($200,000 per annum, payable no less frequently than in installments.
        (ii) Reimbursement of Expenses. Employer shall reimburse Employee weekly for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.
        (iii) Salary Adjustments. Prior to the expiration of each contract year, the Board of Directors will review Employee's salary and benefits and if appropriate in its sole and absolute discretion will increase such salary and benefits for the next succeeding year (however, such increase will not be less than 5% of base salary).
        (iv) Automobile Allowance. Employer shall provide Employee with an allowance of Five Hundred Dollars ($500) per month which includes all associated auto expenses including, but not limited to: repairs, insurance maintenance, gas, etc.
        (v) Assignment. Upon mutual consent, Employee may assign/designate payments or other benefits provided under this contract to his consulting company, providing such payments do not increase the net costs to Employer.
     8. STOCK OPTIONS. Effective with the date of this Agreement, the Board of Directors will grant an option to Employee for the purchase of 100,000 shares of common stock of the Company. The option price per share will not exceed ninety percent (90%) of the market price per the effective date of this agreement. Such options will have an expiration date of ten (10) years and are exercisable as follows: fifty percent (50%) at the end of year one, twenty five percent (25%) at the end of year two, and twenty five percent (25%) at the end of year three. Employer agrees that Employee has full authority to determine when and if a form S-1 shall be filed to register the shares to be issued under such options.
        In the event Employee terminates his employment prior to the end of the three year term hereof, then Employees right to exercise the relative stock options shall also terminate. That is to say, if Employee terminates after one year he shall forfeit fifty percent (50%) of the options; if after two years, he shall forfeit twenty five percent (25%) of the options.
     9. FRINGE BENEFITS. During the term of this Agreement, Employer shall provide at its sole expense to the Employee, hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees.
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     10. INVENTIONS; SHOP RIGHTS.  All systems, inventions, discoveries, apparatus, technique, method, know-how, formulas or improvements made, developed or conceived by Employee during his employment by Employer, whenever or wherever made, developed or conceived, and whether or not during business hours, which constitutes an improvement, on those heretofore, now or at any time during his employment, developed, manufactured or used by Employer in connection with the manufacture, process or marketing of any product heretofore or now or hereinafter developed or marketed in the reasonable expansion of Employer's business, shall be and continue to remain Employer's exclusive property, without any added compensation. Upon the conception of any and every such invention, process, discovery or improvement and without waiting to perfect or complete it, Employee promises and agrees that he will immediately disclose it to Employer and to no one else and thenceforth will treat it as the property and secret of Employer. Employee will also execute any instruments requested from time to time by Employer to vest in it complete title and ownership to such invention, discovery or improvement and will, at the request of Employer, do such acts and execute such instruments as Employer may require but at Employer's expense to obtain Letters of Patent, trademarks or copyrights in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in Employer, all without any additional compensation of any kind to Employee.
     11. UPON TERMINATION OF EMPLOYMENT. Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of two (2) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of two (2) years following termination of employment.
     12. INCAPACITY. In the event that Employee shall become incapacitated or unable to perform the duties of his employment hereunder for the balance of the Contract Period (hereinafter referred to as the "Disability Period"), the Employee nevertheless shall be entitled to full salary and other payments, not including bonus, provided for hereunder on the following basis: for each day that he has actually worked hereunder, employee shall earn one disability day (for example: after employee has worked six months, he would be entitled to six months disability payment and so forth), provided, however, that any amount paid to the Employee under any Employer provided disability insurance will be subtracted from payments to be made to the Employee by the Employer. In the event that Employee is incapacitated for a period which exceeds the Disability Period, Employee shall not be entitled to receive the compensation and other payments provided for hereunder for any time after the end of the Disability Period. In no event shall the disability payment period exceed the period of this Contract. Employee shall be considered to be incapacitated when he is unable to perform the normal


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duties required of him hereunder.  Incapacity shall be determined by two
(2) medical doctors assigned by Employer. Employee shall not be entitled to receive any compensation for pre-existing conditions.
     13. NOTICES. All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided.
     Employer, or its management, directors, representatives, employees or affiliates will not made any public announcements or communicate, verbally or otherwise, the content of this agreement, or any other information related to Employer, directly or indirectly, without the expressed written consent of Employee.
     14. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.
     15. ENTIRE AGREEMENT; MODIFICATION. All prior agreements with respect to the subject matter hereof between the parties are hereby canceled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.
     16. BINDING EFFECT. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee except as indicated at paragraph 7(v). This Agreement will not become effective until approved by the Board of Directors of Employer.
     17. NON-WAIVER. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.
     18. GOVERNING LAW. This Agreement shall be construed and governed by the laws


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of the State of Florida.
     19. ARBITRATION. Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach thereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.
     20. CONTRACT. This contract supersedes all previous contracts between Employee and Employer.
     21. HEADINGS. The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.
     22. VACANCIES OF BOARD OF DIRECTORS. Employee is given the absolute right and authority to fill one vacancy on the Board of Directors as it may occur during the term of this agreement. Further, it is agreed and understood by and between the Board of Directors and Employee that no other vacancies on the
Board which may occur during the term of this agreement will be filled without the unanimous agreement of all members of the Board of Directors.
     IN WITNESS WHEREOF the parties have set their hands and seals this 30th day of June, 1995.
Witness:                                    EMPLOYER:  ABLE TELCOM HOLDING CORP.

By: /s/ James V. Cardeo                     By: /s/ Clark W. Barlow
    ----------------------------                --------------------------------
        James V. Cardeo                             Clark W. Barlow
                                                    President, Chief Executive
                                                    Officer and Director


Witness:                                    Employee:


By: /s/ Daniel L. Osborne                   By: /s/ William J. Mercurio
    ----------------------------                --------------------------------
        Daniel L. Osborne                           William J. Mercurio